UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2015, Molina Healthcare, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the guarantors party thereto and SunTrust Robinson Humphrey, Inc., acting as representative of the several initial purchasers named therein (the “Initial Purchasers”), relating to the issuance and sale of $700 million aggregate principal amount of its senior notes due 2022 (the “Notes”), in a private offering. The offering is expected to close on or about November 10, 2015, subject to the satisfaction of customary closing conditions (the “Settlement Date”).

The Notes will bear interest at the rate of 5.375% per year. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2016, and will accrue from the Settlement Date. The Notes will mature on November 15, 2022.

The Company estimates that the net proceeds from the sale of the Notes will be approximately $688.5 million, after deducting expenses payable by the Company. The Company intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment of indebtedness, funding for future acquisitions, capital expenditures, additions to working capital and capital contributions to the Company’s health plan subsidiaries to meet statutory requirements in new or existing states.

The Purchase Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Purchase Agreement above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 8.01.	Other Events.

On November 5, 2015, the Company announced the pricing and upsizing of the Notes. A copy of the corresponding press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated November 5, 2015, by and among the Company, the guarantors party thereto and SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers named therein.

99.1	Press release of Molina Healthcare, Inc. issued November 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 5, 2015	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated November 5, 2015, by and among the Company, the guarantors party thereto and SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers named therein.

99.1	Press release of Molina Healthcare, Inc. issued November 5, 2015.